Exhibit 10.26

BANK ACCEPTANCE AGREEMENT
No.: 2010 Jian Ping Song Dui 03
Drawer (Party A): Fujian Yada Group Co., Ltd.
Legal Representative: Zhan Youdai
Address: 6-1 Shuinan Industry Road, Songxi County, 353500
Tel: 2325688                                                                                                                     Fax: 2332598
Acceptor (Party B): China Construction Bank Corporation Limited Songxi Branch
Legal Representative (Principal): Ou Wenbin
Address: 121 Jiefang Street, Songyuan Town, Songxi County 353500
Tel: 2322670                                                                                                                     Fax: 2322644
Party A requests Party B to sign and accept its commercial bills of exchange which are as follows (an additional table may be attached as a schedule hereto if more bills of exchange are to be listed than those contained below):

No. of BOE	Amt of BOE (RMB) (in Words)	Date Drawn	Maturity Date	Name of Payee	AC No. of Payee
EA 0101430920	One million eight hundred thousand	2010.8.11	2011.2.11	Songxi County Xidong Liuliu Canned Food Factory	9051014010010991304502
EA 0101430921	One million eight hundred thousand	2010.8.11	2011.2.11	Fujian Songxi Count Xingyuan Zhuye Co., Ltd.	990101040004978
EA 0101430922	One million three hundred thousand	2010.8.11	2011.2.11	Haining Liufeng Packaging Co., Ltd.	350301040010223
EA 0101430923	Nine hundred thousand	2010.8.11	2011.2.11	Shanghai Peichao International Freight Co., Ltd.	044023857013349608091001

Total amount of bills of exchange (in words): RMB five million eight hundred thousand
Article 1        Conditions Precedent for Acceptance by Party B
Unless Party B waives in whole or in part, only if the following conditions precedent are satisfied will Party B agree to accept the bills of exchange listed in the above table:
(i)	Party A has deposited a bail under this Agreement;
(ii)	Party A has paid the service fee and commitment fee under this Agreement;
(iii)	Other guarantees provided for in this Article 3 has become effective; and
(iv)	All other conditions precedent agreed upon by the Parties are satisfied.
Article 2         Acceptance Fees
(i)	The service fee will be calculated at zero point five per mille (0.5‰) of the face value of the bills of exchange;

(ii)
The commitment fee will be calculated by one point twenty-five percent (1.25%) of the difference between the amount to be accepted and the amount guaranteed and will be paid up in one lump at the time of acceptance.

Article 3         Guarantees for Acceptance
3.1	Bails
With respect to the amount of the bills of exchange under this Agreement, Party A will deposit the bails with Party B on or before August 11, 2010. The specific requirements are as follows:

No. of BOE	Amt of BOE (RMB) (in Words)	Name of Payee	Amt of Bail (RMB)	Current / Fixed	Bail AC/Sub-AC No.; Volume No.; Installment No.
EA 0101430920	One million eight hundred thousand	Songxi County Xidong Liuliu Canned Food Factory	Five hundred and forty thousand	Fixed	0.2
EA 0101430921	One million eight hundred thousand	Fujian Songxi County Xingyuan Zhuye Co., Ltd.	Five hundred and forty thousand	Fixed	0.3
EA 0101430922	One million three hundred thousand	Haining Liufeng Packaging Co., Ltd.	Three hundred and ninety thousand	Fixed	0.5
EA 0101430923	Nine hundred thousand	Shanghai Peichao International Freight Co., Ltd.	Two hundred and seventy thousand	Fixed	0.4

Before the total amount of the bills of exchange is paid up, Party A may not withdraw any bail.
3.2	Other Guarantees
The proprietary property of Fujian Yada Group Co., Ltd. serves as the mortgaged property and a Maximum Mortgage Contract is entered into as a collateral agreement hereto; Songxi Yasheng Food Co., Ltd. serves as a guarantor and a Guarantee Contract is entered into as a collateral agreement hereto; Fujian Shengda Import & Export Trade Co., Ltd. serves as a guarantor and a Maximum Mortgage Contract is entered into as a collateral agreement hereto; Fujian Yada Group Co., Ltd. pledges property as a security and enters into a Bail Pledge Contract separately as a collateral agreement hereto.

Article 4
After Party B accepts a bill of exchange in question, for the purposes of defining the rights and obligations of each party, the Parties agree to be governed by the applicable laws, rules and regulations and through negotiation agree as follows:

4.1
Party A shall, prior to the maturity date of the said bill, deposit in full the amount payable in the account it opened with Party B (Account No: 3500167760759558888). Regardless of whether the holder or payee presents the said bill for payment, Party B will transfer such amount in full into its own account at the maturity date of the said bill.

4.2	On the maturity date of the said bill, Party B shall pay the said bill unconditionally.
4.3
If Party A fails to deposit in full amount under Article 4.1 and cause Party B to make any advance, Party B has the right to collect interest at zero point five per mille (0.5‰) per day on the shortage of such deposit by Party A as of the maturity date of the said bill. Party A shall repay Party B the principal of such advance and the interest thereon as well as the fees, costs and expenses resulting from Party B’s recovery of the principal of such advance and the interest thereon (including but not limited to court costs, property preservation cost, enforcement cost, arbitration fee, attorney’s fee, travel expenses, evaluation cost and auction fee).

4.4
In the event that any dispute arise from or in connection with any accepted bill of exchange, such dispute shall be resolved by the disputed parties themselves and shall not affect the performance of this Agreement.

4.5	Other Terms Regarding Rights and Obligations
(i)	BLANK
(ii)	BLANK
Article 5         Defaults of Default Liabilities
5.1	Defaults of Party A
(i)	Party A fails to deposit the amount payable in the specified time limit;
(ii)	Party A fails to repay the principal of any advance and/or interest thereon under Article 4 hereof;
(iii)	Party A loses or is likely to lose the capacity to pay the debt under this Agreement if:
(a)	Party A's operational or financial position seriously deteriorates;
(b)	Party A suffers any major debt or asset losses;
(c)
Party A is contracted, leased, restructured into a joint stock entity, jointly cooperated, merged, acquired, or restructured into a joint venture, or decreases its registered capital, changes or transfers its equities, transfers its assets, is reorganized or otherwise without the consent of Party B or without proper arrangements for debt repayment;

(d)
Party A suspends it business, applies for winding up for rectification or is ordered to do so, applies for dissolution, closing down, deregistration, bankruptcy, cancellation or is ordered to do so, or its business license is suspended;

(e)	Party A makes any significant investment to any third party or provides for any third party any guarantee exceeding its financial capacity;
(f)	Party A brings or is brought any significant suit, arbitration or administrative proceedings; or
(g)	Party A suffers any other not provided above.
(iv)	It shall be deemed that Party A defaults if Party A fails to provide any additional guarantees as required by Party B when the guarantor:
(a)
Is contracted, leased, merged, acquired, restructured into a joint venture, split up, jointly operated, restructured into a joint stock entity, bankrupt, cancelled or otherwise to the extent that the guarantor's capacity to assume its liabilities under this Agreement is affected;

(b)	Provides for any third party any additional guarantee exceeding its financial capacity;
(c)	Loses or is likely to lose its capacity to guarantee; or
(d)	Is under any other circumstance where its capacity to assume its liabilities under this Agreement is affected.
(v)	It shall be deemed that Party A defaults if Party A fails to provide any additional guarantees as required by Party B when the mortgagor:
(a)	Does not insure the mortgaged property as required by Party B, or after any insured event occurs, does not claim insurance compensation as provided in the mortgage contract.
(b)
Waives the right for claims in whole or in part or fails to make the claims as provided in the mortgage contract if the mortgaged property is damaged, lost or devalued resulting from an act of any third party;

(c)	Without the consent of Party B, donates, transfers, leases, re-mortgages, relocates or otherwise dispose of the mortgaged property;
(d)	Disposes of the mortgaged property with the consent of Party B but fails to use the price received from such disposal as provided in the mortgage contract;
(e)
Does not restore the value of the mortgaged property or provides any additional guarantees recognized by Party B if the mortgaged property is damaged, lost or devalued to the extent that the exercise of the rights of Party B to the mortgaged property is affected; or

(f)	Is under any other circumstance where the exercise of the rights of Party B to the mortgaged property is affected.
(vi)	It shall be deemed that Party A defaults if Party A fails to provide any additional guarantees as required by Party B when the pledgor:
(a)	Does not insure the pledged property as required by Party B, or after any insured event occurs, does not claim insurance compensation as provided in the pledge contract.
(b)
Waives the right for claims in whole or in part or fails to make the claims as provided in the pledge contract if the pledged property is damaged, lost or devalued resulting from an act of any third party;

(c)	Disposes of the pledged property with the consent of Party B but fails to use the price received from such disposal as provided in the pledge contract;
(d)
Does not restore the value of the pledged property or provides any additional guarantees recognized by Party B if the pledged property is damaged, lost or devalued to the extent that the exercise of the rights of Party B to the pledged property is affected; or

(e)	Is under any other circumstance where the exercise of the rights of Party B to the pledged property is affected.
(vii)
It shall be deemed that Party A defaults if Party A fails to provide any additional guarantees as required by Party B when the guarantee contract or any other guarantee does not take effect, is invalid or is invalidated or when the guarantor refuses to perform its liabilities under this Agreement.

5.2	Default Liabilities
(i)
In the event of the default set forth in this Article 5.1(i), Party B has the right to transfer the corresponding amount from the bail account of Party A agreed upon in this Agreement and/or any account opened by Party A with Party B or in the system of China Construction Bank;

(ii)
In the event of the default set forth in this Article 5.1(ii), Party B has the right to transfer from any account opened by Party A with Party B or in the system of China Construction Bank the principal of any advance and/or the interest thereon as well as the fees, costs and expenses resulting from Party B’s recovery of the principal of such advance and the interest thereon (including but not limited to court costs, property preservation cost, enforcement cost, arbitration fee, attorney’s fee, travel expenses, evaluation cost and auction fee).

(iii)	In the event of the default set forth in this Article 5.1(iii), (iv), (v), (vi) or (vii), Party B has the right to:

(a)
Unilaterally rescind this Agreement. If any bill of exchange is  not accepted, Party B will not accept any more such bill; if any bill of exchange has been accepted but not honored, Party B will not honor such bill. If Party B unilaterally rescinds this Agreement, the service fee and commitment fee that have been paid by Party A will not be refunded;

(b)	Require Party A to provide additional bail; and
(c)
If any bill of exchange is not mature and Party A does not deposit the amount payable in full, require Party B to accelerate the deposit of the amount payable or transfer the amount equivalent to that payable from the bail account of Party A agreed upon in this Agreement and/or any account opened by Party A with Party B or in the system of China Construction Bank; if any bill of exchange is mature and Party B has make any advance for such bill, transfer from any account opened by Party A with Party B or in the system of China Construction Bank the principal of any advance and/or the interest thereon as well as the fees, costs and expenses resulting from Party B’s recovery of the principal of such advance and the interest thereon (including but not limited to court costs, property preservation cost, enforcement cost, arbitration fee, attorney’s fee, travel expenses, evaluation cost and auction fee).

(iv)
If the account of Party A set forth in this Article is a foreign exchange account, the amount transferred by Party B shall be subject to the selling rate at the foreign exchange quotation of Party B on the date when Party B transfers such amount from the said account.

(v)
Party B may transfer any amount from the account of Party A under this Article without prior consent of Party A or prior notice to Party A, provided, however that Party B shall notify Party A after transfer.

Article 6        Miscellaneous
6.1	The interest on the bails under this Agreement shall be accrued as follows:
6.2
Party B authorizes China Construction Bank Corporation Limited BLANK Branch (Office) to perform this Agreement in the name of Party B and exercise the rights and assume the obligations under this Agreement.

6.3	BLANK
Article 7         Effectiveness
The Parties have caused this Agreement to be executed and affixed their seal hereonto by their legal representatives (principals) or their authorized agents and to take effect as of the date when it is executed and affixed with seals.
Article 8        Termination
This Agreement shall automatically terminate when Party A pays up the amounts payable of the bills of exchange or repays up the principal of the advance made by Party B and the interest there on as well as the fees, costs and expenses resulting from Party B’s recovery of the principal of such advance and the interest thereon (including but not limited to court costs, property preservation cost, enforcement cost, arbitration fee, attorney’s fee, travel expenses, evaluation cost and auction fee).

Article 9         Governing Law & Dispute Resolution
9.1	This Agreement shall be governed by the law of the People's Republic of China.
9.2
If, during the term of this Agreement, any dispute arises between the Parties from the performance of or in connection with this Agreement and is not resolved through amicable negotiation, such dispute shall:

(i)	Be resolved by action filed with the court at the domicile of Party B and be subject to the exclusive jurisdiction of the said court; or
(ii)
Be referred to BLANK Arbitration Commission (in) for arbitration under the rules of the Commission prevailing at the time when such dispute is referred thereto. The arbitration award is final and binding upon both Parties.

Article 10        Counterparts
This Agreement is made in quintuplicate. The drawer, acceptance service provider/acceptance bank/acceptor and guarantor each keep one counterpart. Each counterpart is equally authentic.

Drawer (Party A): (Seal) Legal Representative or Authorized Agent (Signature): Zhan Youdai Date:	Acceptance Service Provider/Acceptance Bank/Acceptor (Party B): (Seal) Songxi Branch of China Construction Bank Legal Representative or Authorized Agent (Signature): Ou Wenbin August 11, 2010